Exhibit 99.1
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FOR IMMEDIATE RELEASE                                Contact:  Jerold R. Kassner
July 7, 2004                                                         Swank, Inc.
                                                             Attleboro, MA 02703
                                                                  (508) 222-3400


                                   SWANK, INC.
                                  NEW YORK, NY


        SWANK, INC. SIGNS NEW $25 MILLION REVOLVING CREDIT AGREEMENT WITH
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                           WELLS FARGO FOOTHILL, INC.
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NEW YORK,  July 7, 2004 -- John Tulin,  President  of SWANK,  INC.,  (OTC:SNKI),
announced today that the Company has entered into a new five-year, $25 million revolving credit agreement (the "2004 Credit Agreement") with Wells Fargo Foothill, Inc. ("WFF"). The 2004 Credit Agreement replaces the Company's previous financing with Congress Financial Corporation (New England).

         "We are extremely pleased to be entering into a new credit relationship with Wells Fargo Foothill," Mr. Tulin said. "This new credit facility, along with certain previously announced cost-reduction and margin improvement initiatives, including the closure of our Norwalk, Connecticut belt manufacturing facility last fall and the termination of the lease for that building this spring, were significant goals in our continuing effort to position Swank for positive growth and improved financial results. We are very happy to report that they have been accomplished. We will continue to seek and take advantage of other cost reduction and margin improvement opportunities".

         Mr. Tulin continued, "We are also encouraged by the strengthening economy and the continued strong consumer acceptance of Swank's products. This new financing agreement should provide the Company with the strength and flexibility it needs to enable us to respond both to our current customer's merchandise requirements as well as to new opportunities for the future. We look forward to a long and mutually beneficial relationship with Wells Fargo Foothill."

         The 2004 Credit Agreement permits the Company to borrow up to $25 million against a percentage of eligible accounts receivable and eligible inventory at an interest rate equal to Wells Fargo Bank, National Association's prime lending rate plus 125 basis points or, at the Company's option, WFF's LIBOR rate plus 375 basis points, and is collateralized by substantially all of the Company's assets.

                                --- continued ---

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July 7, 2004                                                         SWANK, INC.
Page 2



         This press release contains forward-looking statements concerning, among other things, the Company's future plans and objectives that are or may be deemed to be "forward-looking statements" under federal securities laws. The Company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause the Company's actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions, competition in the accessories markets, potential changes in customer spending, acceptance of our product offerings and designs; the level of inventories maintained by the Company's customers; the impact on consumer spending as a result of a slower consumer economy, a highly promotional retail environment, any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates as well as other significant accounting estimates made in the preparation of our financial statements, the impact of the hostilities in the Middle East and the possibility of hostilities in other geographic areas as well as other geopolitical concerns. Additional uncertainty exists for the potential negative impact that a reoccurrence of Severe Acute Respiratory Syndrome (SARS) may have on our business as it relates to production in the Far East and other foreign countries in which we source our products. Accordingly, actual results may differ materially from such forward-looking statements. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

         Swank designs and markets men's jewelry, belts and personal leather goods. The Company distributes its products to retail outlets throughout the United States and in numerous foreign countries. These products, which are known throughout the world, are distributed under the names "Kenneth Cole", "Tommy Hilfiger", "Geoffrey Beene", "Claiborne", "Guess?", "Pierre Cardin", "Field & Stream", "Colours by Alexander Julian", and "Swank". Swank also distributes men's jewelry and leather items to retailers under private labels.

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